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                                   EXHIBIT 99

REVOCABLE PROXY

                         BANKWEST, NATIONAL ASSOCIATION
                     SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                ___________, 1997

     The undersigned holder of common stock of BankWest, National Association (the "Bank"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated ____________, 1997, and, revoking any proxy heretofore given, hereby appoints ___________ and ___________, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Bank registered in the name(s) of the undersigned and held by the undersigned of record as of _________, 1997, at the Annual Meeting of Shareholders of the Bank to be held at The Outlaw Inn, 1701 Highway 93 South, Kalispell, Montana, on ___________, 1997, at 3:00 p.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

     (1)     To elect as directors the nominees listed below.
                  _____ FOR ALL nominees listed below (except as marked to the contrary).
                  _____ WITHHOLD AUTHORITY to vote for all nominees listed
                        below.

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

             Richard A. Dasen, Richard D. Gunlikson, Charles Lee,
             Douglas K. Morton, Teruko Rogers, Barry Smith

     (2) To approve a Plan of Consolidation and Consolidation Agreement pursuant to which the Bank and BankWest Interim Bank, N.A. shall consolidate with the Bank becoming the wholly owned subsidiary of BankWest Financial, Inc.
                  ____  FOR       ____  AGAINST       ____  ABSTAIN

     (3) In their discretion, the proxy holders are authorized to vote upon such other business as may be properly presented at the meeting or matters incidental to the conduct of the meeting.
                  ____  FOR       ____  AGAINST       ____  ABSTAIN

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

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     WITNESS my hand this ______ day of ____________________, 1997.



          NAME AND ADDRESS OF           (Please sign exactly as name appears
          BANK SHAREHOLDERS(S)          hereon.  When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, give full title as such.
                                        If a corporation, please affix
                                        corporate seal.  If a partnership,
                                        please sign in partnership name by
                                        authorized persons.  If joint tenants,
                                        each joint tenant should sign.)


                                   _____________________________________________


                                   _____________________________________________
                                   Signature of Shareholder(s)




WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.



I/WE DO ____ DO NOT ___ EXPECT TO ATTEND THIS MEETING.